UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MRC GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION REGARDING THE PROPOSAL TO ELECT ONE OF THE MEMBERS

OF THE BOARD OF DIRECTORS OF MRC GLOBAL INC.

MRC Global Inc. (“we”, “our”, “us”, or the “Company”) will hold its annual meeting of stockholders on April 29, 2014. We have filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement setting forth the matters to be voted on at the annual meeting, including the election of 10 director nominees that the proxy statement identifies.

We have received reports from ISS Proxy Advisory Services (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) with their recommendations to their respective institutional clients on how to vote their shares of MRC Global Inc. common stock at our annual meeting. Both ISS and Glass Lewis have recommended, among other things, a vote in favor of all directors, except for Mr. Gerard P. Krans.

ISS and Glass Lewis did not recommend a vote in favor of Mr. Krans because he attended less than 75% of the meetings of our Board of Directors (the “Board”) during 2013. During 2013, the Board held six meetings, consisting of four regularly scheduled meetings and two special meetings. Mr. Krans missed one regularly scheduled Board meeting and two special meetings of the Board.

We ask our stockholders to please consider the following:

•	The regularly scheduled Board meeting that Mr. Krans missed was rescheduled on short notice and Mr. Krans was on an airplane at the time of the meeting and unable to dial in telephonically.

•	Mr. Krans did not participate in one of the special meetings of the Board because he became ill from food poisoning.

•	The other special meeting of the Board that Mr. Krans missed was scheduled on short notice and Mr. Krans was chairing a shareholders’ meeting for another company in the Netherlands at the time of the special meeting and could not resolve the scheduling conflict.

•	On all three occasions, Mr. Krans gave his perspective to another Board member regarding matters to be discussed by the Board at those particular meetings, as well as his specific voting preference based upon the information provided prior to the meetings.

•	Mr. Krans attended 100% of the Board meetings in 2012.

•	Mr. Krans has attended 100% of the Board and Governance Committee meetings to date in 2014.

•	As disclosed in our definitive proxy statement, Mr. Krans owned 1.8% of the Company’s outstanding common stock as of February 28, 2014.

•	As also disclosed in our definitive proxy statement, Mr. Krans has extensive experience in the pipe, valve and fitting industry, having previously owned Transmark Holdings N.V., and has experience at Royal Dutch Shell, one of our largest customers, especially on the upstream side, bringing great perspective to the Board.

•	Mr. Krans also brings an international outlook to the Board, given his many years in global business and the fact that he is based in the Netherlands and is a Dutch citizen.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES, INCLUDING MR. KRANS.

Additional Information and Where to Find It

At our annual meeting, our stockholders will vote on the election of 10 director nominees, an advisory vote on the Company’s named executive officer compensation and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014. The Company has filed a definitive proxy statement with the SEC to be used to solicit stockholder approval of the election of the director nominees and approval of the other two proposals. Our stockholders are urged to read the definitive proxy statement regarding the matters to be voted on and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about us and the matters to be voted on. You can obtain a free copy of the definitive proxy statement, as well as other filings containing information about the Company with the SEC, at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that are incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to MRC Global Inc., Investor Relations, 2 Houston Center, Suite 3100, 909 Fannin Street, Houston, Texas 77010 or at our Investor Relations page on our corporate website at www.mrcglobal.com. You can also contact John Ferguson of Morrow & Co., LLC, our proxy solicitor, at 470 West Avenue, 3rd Floor, Stamford, CT 06902 or telephonically at (203) 658-9400 if you have any questions relating to the matters to be voted on at our annual meeting.

MRC Global Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the annual meeting. Information regarding our directors and executive officers and the interests of those participants may be obtained by reading our definitive proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2013.